Exhibit 5.1

Greenberg Traurig, P.A.

November 13, 2007

RELM Wireless Corporation

7100 Technology Drive

West Melbourne, Florida  32904

Re:  Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to RELM Wireless Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 815,000 shares of the Company’s Common Stock, $0.60 par value per share (the “Shares”), reserved for issuance from time to time under the RELM Wireless Corporation 2007 Non-Employee Directors’ Stock Option Plan and the RELM Wireless Corporation 2007 Incentive Compensation Plan (collectively, the “Plans”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company as currently in effect, (b) the Registration Statement, (c) the Plans, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in applicable Plan, legally issued, fully paid and non-assessable.

The opinion expressed herein is specifically limited to the laws of the State of Nevada and the federal laws of the United States of America and is as of the date hereof.  We assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.